                                October 24, 2002





(303) 298-5700                                                    C 18591-00034

CSK Auto Corporation
645 E. Missouri Avenue
Suite 400
Phoenix, Arizona  85012

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for CSK Auto Corporation, a Delaware corporation (the "Company"), in connection with registration under the Securities Act of 1933, as amended, of 3,041,967 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be sold by the three selling stockholders (the "Selling Stockholders' Shares") named in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with such registration. The selling stockholders propose to sell the Selling Stockholders' Shares pursuant to the Plan of Distribution set forth in the Registration Statement.

         We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally

CSK Auto Corporation
October 24, 2002
Page 2


familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the foregoing opinion. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                                 Very truly yours,

                                                 /s/ Gibson, Dunn & Crutcher LLP

                                                 GIBSON, DUNN & CRUTCHER LLP

CSK Auto Corporation
October 24, 2002
Page 3




RMR/SKT/JMF/LSL